UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 4, 2018 (April 3, 2018)

RED LION HOTELS CORPORATION

(Exact name of Registrant as specified in its charter)

Washington

(State or other jurisdiction of incorporation or organization)

001-13957	91-1032187
(Commission File Number)	(I.R.S. Employer Identification No.)

1550 Market Street #350

Denver, Colorado 80202

(Address of Principal Executive Office)

(509) 459-6100

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company.  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

EXPLANATORY NOTE

On April 4, 2018, Red Lion Hotels Corporation (the “Company”) filed a Current Report on Form 8-K (the “Original 8-K”) to report the entrance into a Purchase Agreement (as that term is defined in the Original 8-K) relating to the business of franchising Knights Inn branded hotels to hotel owners. This amendment updates Item 8.01 in the Original 8-K to disclose additional information regarding the transaction.

ITEM 8.01 OTHER EVENTS

Impact on Earnings

The Company expects the transaction to enhance franchise revenue and EBITDA growth and boost franchise profit margins as the Company will be able to leverage existing technology and support systems. The transaction will be immediately accretive to the Company’s earnings and cash flow and on an annualized basis the Company expects EBITDA related to acquired contracts to be more than $3 million.

Forward Looking Statements

The earnings, profit margin and EBITDA guidance above are forward-looking statements within the meaning of federal securities law. The forward-looking statements in this Form 8-K are inherently subject to a variety of risks and uncertainties that could cause actual results to differ materially from those expressed. Such risks and uncertainties include, among others, economic cycles; international conflicts; changes in future demand and supply for hotel rooms; competitive conditions in the lodging industry; relationships with franchisees and properties; impact of government regulations; changes in energy, healthcare, insurance and other operating expenses; ability to locate lessees for rental property; dependency upon the ability and experience of executive officers and ability to retain or replace such officers as well as other matters discussed in the Company’s annual report on Form 10-K for the year ended December 31, 2017, and in other documents filed by the Company with the Securities and Exchange Commission.

Non-GAAP Financial Measures

EBITDA is defined as net income (loss), before interest, taxes, depreciation and amortization. The Company believes it is a useful financial performance measure due to the significance of the long-lived assets and level of indebtedness.

EBITDA is a commonly used measures of performance in the industry. The Company utilizes this measure because management finds them a useful tool to calculate more meaningful comparisons of past, present and future operating results and as a means to evaluate the results of core, ongoing operations. The Company believes it is a complement to reported operating results. EBITDA is not intended to represent net income (loss) defined by generally accepted accounting principles in the United States (GAAP), and such information should not be considered as an alternative to reported information or any other measure of performance prescribed by GAAP. In addition, other companies in the industry may calculate EBITDA differently than the Company does or may not calculate them at all, limiting the usefulness of EBITDA as a comparative measure.

We are not able, without unreasonable efforts, to reconcile our EBITDA guidance above to its most directly comparable GAAP guidance financial measures, because certain information needed to make a reasonable forward-looking estimate of GAAP net income (loss) is highly variable and difficult to predict and estimate, and is dependent on future events which are uncertain or outside of our control. These include that historical audited financial information is not currently available and the target has not maintained distinct and separate accounts necessary to present full financial statements of the entity or its activities. In addition, we cannot predict the amortization expense for future periods until purchase price allocations are completed. The probable significance of such adjustments is also similarly difficult to estimate for the same reasons. The disclosure of such a reconciliation may also imply to our investors a degree of precision in our calculations that is not possible.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Red Lion Hotels Corporation

/s/ Douglas L. Ludwig
Douglas L. Ludwig
Executive Vice President, Chief Financial Officer and Treasurer
(Principal Financial Officer and Principal Accounting Officer)

Date: April 5, 2018